Exhibit 99.1

DELL TECHNOLOGIES STOCKHOLDERS

APPROVE CLASS V TRANSACTION

ROUND ROCK, Texas, December 11, 2018 –

News summary

•	Stockholders vote in favor of Class V transaction

•	Holders of more than 61% of Dell Technologies’ Class V common stock, excluding affiliates of Dell Technologies and voting as a separate class, voted in favor of the transaction

•	Votes in favor of the transaction constitute more than 89% of the Class V shares voted by unaffiliated Class V common stockholders who cast a ballot

•	Transaction is expected to close on December 28, 2018

•	Dell Technologies Class C shares expected to begin trading on the New York Stock Exchange (NYSE: DELL) on December 28, 2018

Full story

Dell Technologies announces that it has received stockholder approval for the previously announced Class V transaction based on a preliminary vote tally from the special meeting of stockholders held earlier today. Dell Technologies will separately file the final voting results with the Securities and Exchange Commission. The closing is expected to occur on December 28, 2018, subject to satisfaction of closing conditions, and Dell Technologies Class C shares are expected to begin trading on the New York Stock Exchange (NYSE: DELL) on the same day.

Holders of more than 61% of Dell Technologies’ Class V common stock, excluding affiliates of Dell Technologies and voting as a separate class, voted in favor of the transaction. Votes in favor of the transaction constitute more than 89% of the Class V shares voted by unaffiliated Class V common stockholders who cast a ballot. The transaction also was approved by the holders of Dell Technologies’ outstanding Class A common stock and Class B common stock, each voting as a separate class, and the holders of Dell Technologies’ outstanding Class V common stock, Class A common stock, Class B common stock and Class C common stock, voting together as a single class.

“We appreciate our stockholders’ support. With this vote, we are simplifying Dell Technologies’ capital structure and aligning the interests of our investors,” said Michael Dell, Chairman and CEO, Dell Technologies. “This strengthens our strategic position, as we continue to deliver innovation, long-term vision and integrated solutions from the edge to the core to the cloud. We’ve created Dell Technologies to be our customers’ most trusted partner in their digital transformation.”

“We believe that Dell Technologies is best positioned to succeed in today’s data-driven economy thanks to the unique collection of businesses that Michael and his team have assembled and look forward to remaining long-term investors in the company,” said Egon Durban, Managing Partner and Managing Director of Silver Lake. “It is exciting to be able to now share the value creation across all of the businesses and assets of Dell Technologies with public investors, and we look forward to them joining us on this journey.”

Class V common stockholders must elect the form of consideration they would like to receive in connection with the Class V transaction by 5:30 p.m. EST on Friday, December 21, 2018. Stockholders who own Class V common stock through a bank, brokerage firm or other nominee should follow the instructions provided by those entities. The exchange ratio is dependent on the aggregate amount of cash elections as well as the aggregate volume-weighted average price per share of Class V common stock on the New York Stock Exchange (as reported on Bloomberg) for a period of 17 consecutive trading days beginning on Wednesday, November 28, 2018 and ending on Friday, December 21, 2018, the date of the election deadline.

About Dell Technologies

Dell Technologies is a unique family of businesses that provides the essential infrastructure for organizations to build their digital future, transform IT and protect their most important asset, information. The company services customers of all sizes across 180 countries – ranging from 99 percent of the Fortune 500 to individual consumers – with the industry’s most comprehensive and innovative portfolio from the edge to the core to the cloud.

CONTACT:

Dell Media Contacts

Investors: Investor_Relations@Dell.com

Media: Media.Relations@Dell.com

Dell Technologies Inc. Disclosure Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to Dell Technologies or its management are intended to identify these forward-looking statements. All statements by Dell Technologies regarding its expected financial position, revenues, cash flows and other operating results, business strategy, legal proceedings, and similar matters are forward-looking statements. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. Dell Technologies’ results could be materially different from its expectations because of various risks, including but not limited to: (i) the failure to consummate or delay in consummating the proposed transaction, including the failure of VMware, Inc. to pay the special dividend or any inability of Dell Technologies to pay the cash consideration to Class V holders; (ii) the risk as to the trading price of Class C common stock to be issued by Dell Technologies in the proposed transaction relative to the trading price of shares of Class V common stock and VMware, Inc. common stock; and (iii) the risks discussed in the “Risk Factors” section of the registration statement on Form S-4 (File No. 333-226618) that has been filed with the SEC and declared effective, the risks discussed in the “Update to Risk Factors” section of the supplement to the definitive proxy statement/prospectus that has been filed with the SEC, and the risks discussed in Dell Technologies’ periodic and current reports filed with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, Dell Technologies undertakes no obligation to update any forward-looking statement after the date as of which such statement was made, whether to reflect changes in circumstances or expectations, the occurrence of unanticipated events, or otherwise.

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